EXHIBIT 16
                        Calculations of Performance Data

Average Annual Total Return for the period ended June 30, 1998
P(1+T)^n = ERV

One Year:
             Mid Cap         Large Cap       Int'l                       Small Cap     Developing Mkts   Regional    Science and
             Growth          Growth          Growth        Balanced      Growth        Growth            Growth      Tech. Growth
             Fund            Fund            Fund          Fund          Fund          Fund              Fund        Fund
P =          1,000           1,000           1,000         1,000         1,000         1,000             n/a         n/a
n =          1.00000         1.00000         1.00000       1.00000       1.00000       1.00000           n/a         n/a
ERV =        1,221.876       1,353.269       1,075.045     1,239.465     1,117.011     694.805           n/a         n/a
T =          22.187555%      35.326860%      7.504487%     23.946545%    11.701090%    -30.519483%       n/a         n/a
(n/a = not in operation during period)

Five Years:
             Mid Cap         Large Cap       Int'l                       Small Cap     Developing Mkts   Regional    Science and
             Growth          Growth          Growth        Balanced      Growth        Growth            Growth      Tech. Growth
             Fund            Fund            Fund          Fund          Fund          Fund              Fund        Fund
P =          1,000           1,000           1,000         n/a           n/a           n/a               n/a         n/a
n =          5.00000         5.00000         5.00000       n/a           n/a           n/a               n/a         n/a
ERV =        2,333.896       2,800.417       1873.512734   n/a           n/a           n/a               n/a         n/a
T =          18.472157%      22.869629%      13.378663%    n/a           n/a           n/a               n/a         n/a
(n/a = not in operation during period)

Ten Years:
             Mid Cap         Large Cap       Int'l                       Small Cap     Developing Mkts   Regional    Science and
             Growth          Growth          Growth        Balanced      Growth        Growth            Growth      Tech. Growth
             Fund            Fund            Fund          Fund          Fund          Fund              Fund        Fund
P =          1,000           1,000           n/a           n/a           n/a           n/a               n/a         n/a
n =          10.00000        10.00000        n/a           n/a           n/a           n/a               n/a         n/a
ERV =        4,772.075       4,920.553       n/a           n/a           n/a           n/a               n/a         n/a
T =          16.915133%      17.273906%      n/a           n/a           n/a           n/a               n/a         n/a
(n/a = not in operation during period)

Since Inception:
             Mid Cap         Large Cap       Int'l                       Small Cap     Developing Mkts   Regional    Science and
             Growth          Growth          Growth        Balanced      Growth        Growth            Growth      Tech. Growth
             Fund            Fund            Fund          Fund          Fund          Fund              Fund        Fund
P =          1,000           1,000           1,000         1,000         1,000         1,000             1,000       1,000
n =          15.83562        15.83562        6.66575       4.49863       4.00000       4.00000           0.49589     0.49589
ERV =        16,267.721      12,285.631      2,252.663     2,023.322     2,234.711     911.649           1,126.000   1,177.000
T =          19.259723%      17.163980%      12.956625%    16.959407%    22.265898%    -2.285972%        n/a         n/a
Incept.
Date:        9/2/82          9/2/82          11/1/91       12/31/93      7/1/94         7/1/94           12/31/97    12/31/97

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